UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2011

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr. Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 1, 2011 MWI Veterinary Supply Co. (“Supply Co.”) as borrower, entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with MWI Veterinary Supply, Inc. and Memorial Pet Care, Inc., as guarantors, and Bank of America, N.A. and Wells Fargo Bank, N.A. as lenders (collectively, the “Lenders”), amending the Credit Agreement dated December 13, 2006, and as amended from time to time, by and among Supply Co., MWI Veterinary Supply, Inc., Memorial Pet Care, Inc. and the Lenders (the  “Credit Agreement”).  The Third Amendment increased the aggregate revolving commitment of the Lenders under the Credit Agreement from $100 million to $150 million and extended the maturity date of the Credit Agreement from March 1, 2013 to November 1, 2016.  Under the Third Amendment, the margin on variable interest rate borrowings now ranges from 0.95% to 1.50%.  The margin previously ranged from 1.50% to 2.25% under the Second Amendment.

Item 2.02  Results of Operations and Financial Condition.

On November 3, 2011, MWI Veterinary Supply, Inc. issued a press release reporting its results for the fourth quarter and fiscal year ended September 30, 2011.  A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

   (d)           Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

       99.1         MWI Veterinary Supply, Inc. press release issued by the Registrant on November 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: November 3, 2011	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	MWI Veterinary Supply, Inc. press release dated November 3, 2011.